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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:
Roger J. Mason, Chief Financial Officer
(609) 469-0305, http://www.i-stat.com


                     i-STAT AND NOVA BIOMEDICAL CORPORATION
                            SETTLE PATENT LITIGATION


                  EAST WINDSOR, NJ, July 27, 2001 - i-STAT Corporation (STAT), a leading manufacturer of point-of-care diagnostic systems for blood analysis, today announced settlement of a patent infringement action brought by Nova Biomedical Corporation in the United States District Court of Massachusetts related to U.S. Patent No. 4,686,479 ("479 Patent"). The parties agreed to dismiss the litigation entitled Nova Biomedical Corp. v. i-STAT Corporation, No. 95-11396 (D. Mass) (RGS) with prejudice, effectively releasing each other from all claims that can be brought by either party in the lawsuit.

                  As part of the settlement, i-STAT will pay Nova $6.5 million in cash and $3.5 million in a one-year, secured promissory note, payable in equal quarterly installments.

                  "While the short-term cost is not insignificant, given the uncertainty and unpredictability inherent in any litigation, as well as the management resources required to continue to defend this case, we are pleased to put this long-standing case behind us," said William P. Moffitt, i-STAT president and chief executive officer.

                  Nova agreed to grant i-STAT a world-wide, non-exclusive license under the `479 patent to manufacture and sell analyzers and cartridges that determine hematocrit according to any method i-STAT used to determine hematocrit before December 31, 2000 and any method claimed by the `479 patent. i-STAT will pay Nova a royalty of four percent of the invoice price of products utilizing the licensed method sold in the U.S. beginning January 1, 2001.

                  i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world's first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood in just two minutes at the patient's side.

                  Certain statements in this press release may relate to future events and expectations and as such constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements
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to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic conditions affecting the company's target markets, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point of care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission. For detailed information related to the patent litigation settlement, refer to the Company's Form 8-K filed this day with the Securities and Exchange Commission.